Vicor Corporation's Chief Executive Enters 10b5-1 Program

ANDOVER, MA -- 12/15/2008 -- Vicor Corporation (NASDAQ: VICR) announced today that Dr. Patrizio Vinciarelli, Chairman, President and Chief Executive Officer, established, as of the close of business yesterday, December 15, 2008, a pre-arranged stock trading plan to purchase shares of Vicor stock on the open market. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Vicor's policies regarding stock transactions.

The stock trading plan will terminate on December 14, 2009. The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities Exchange Commission.

About Vicor

Vicor Corporation designs, develops, manufactures and markets modular power components and complete power systems based upon a portfolio of patented technologies. Headquartered in Andover, Massachusetts, Vicor sells its products primarily to the electronic data processing, industrial control, military electronics and telecommunications markets.

For further information contact:
James A. Simms
Chief Financial Officer
or
Mark A. Glazer
Treasurer
Tel: 978-470-2900
Fax: 978-749-3439